Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this post-effective amendment No. 1 to the registration statement on Form S-1 (File No. 333-284627) and related Prospectus, of our report dated March 17, 2025, with respect to the financial statements of Acurx Pharmaceuticals, Inc. as of December 31, 2024 and 2023, and for the years then ended. Our audit report includes an explanatory paragraph relating to the Acurx Pharmaceuticals, Inc.’s ability to continue as a going concern.

We also consent to the reference to our firm under the caption “Experts.”

/s/ CohnReznick LLP

Parsippany, New Jersey

March 17, 2025